Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement on Form S-8 (filed in February 2008) of Rio Vista Energy Partners L.P. of our report dated April 4, 2008, which appears on page 58 of this annual report on Form l0-K for the year ended December 31, 2007.
/s/ BURTON McCUMBER & CORTEZ, L.L.P.
Brownsville, Texas
April 15, 2008